EXHIBIT INDEX
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Exhibit No.  Description
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  4(a)       Restated Certificate of Incorporation of Xerox filed by the
             Department of State of New York on October 29, 1996, as amended by Certificate of Amendment of the Certificate of Incorporation of Xerox filed by the Department of State of New York on May 21, 1999 (incorporated by reference to Exhibit 3(a) to Amendment No. 5 to Xerox' Form 8-A Registration Statement filed with the Commission on February 8, 2000).

   (b)       By-Laws of Xerox, as amended through April 6, 1999
             (incorporated by reference to Exhibit 3(b) to Xerox'
             Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1999).

 23(a)       Consent of Independent Auditors.

 24(a)       Certified Resolution.

   (b)(1)    Power of Attorney.

   (b)(2)    Power of Attorney by G. Tayler.